                                                                     EXHIBIT 5.1

                                                 FOLEY & LARDNER LLP
                               __________, 2005  ATTORNEYS AT LAW

                                                 ONE DETROIT CENTER
                                                 500 WOODWARD AVENUE, SUITE 2700
                                                 DETROIT, MI  48226-3489
                                                 313.234.7100 TEL
                                                 313.234.2800 FAX
                                                 www.foley.com

                                                 CLIENT/MATTER NUMBER
                                                 055573-0101

Currency Group LLC,
  d/b/a Rydex Investments
9601 Blackwell Road
Suite 500
Rockville, MD 20850

                  Re:      Euro Currency Trust

Ladies and Gentlemen:

         We have acted as legal counsel to Currency Group LLC, a Delaware limited liability company d/b/a Rydex Investments (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended
(the "Act"), and the rules and regulations of the Securities and Exchange
Commission (the "SEC") promulgated thereunder, of a registration statement on
Form S-1, Registration No. 333-125581, initially filed on June 7, 2005, as amended through the date hereof (the "Registration Statement"). The Registration
Statement relates to the proposed issuance by the Euro Currency Trust (the
"Trust"), an investment trust formed on ____________, 2005 under the laws of the state of New York pursuant to the terms of the Trust Agreement dated
___________, 2005 (the "Trust Agreement") between the Company, as sponsor, and
The Bank of New York, a banking corporation organized under the laws of the state of New York, as trustee (the "Trustee"), of 150,000 shares, representing units of fractional undivided beneficial interest in and ownership of the Trust
(the "Shares"). In connection with the issuance of Shares, you have requested our opinion with respect to certain legal matters. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Trust
Agreement.

         In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of all such agreements, instruments and other documents as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below, including:

         1. The corporate and organizational documents of the Company and the
         Trust;

         2. Records of proceedings of and actions taken by the Company and the
         Trust;

         3. The Registration Statement;

BOSTON      JACKSONVILLE    NEW YORK      SAN DIEGO/DEL MAR   TAMPA
BRUSSELS    LOS ANGELES     ORLANDO       SAN FRANCISCO       TOKYO
CHICAGO     MADISON         SACRAMENTO    SILICON VALLEY      WASHINGTON, D.C.
DETROIT     MILWAUKEE       SAN DIEGO     TALLAHASSEE         WEST PALM BEACH

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Currency Group LLC
__________, 2005

         4. The Trust Agreement;

         5. The Deposit Account Agreement dated as of _______, 2005 between
         JPMorgan Chase Bank N.A., London branch, a company incorporated with limited liability as a national banking association, as Depository, and the Company;

         6. The Distribution Agreement dated as of _________, 2005 between the
         Sponsor and Rydex Distributors, Inc.; and

         7. A copy of the global certificate representing the Shares to be issued under the Trust Agreement.

         In our examination of the foregoing documents, we have assumed, with your consent: that all documents reviewed by us are original documents, or true and accurate copies of original documents and have not subsequently been amended; that the signatures on each original document are genuine; that each party who executed the document had proper authority and capacity; that all representations and statements set forth in such documents are true and correct;
and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

         In rendering the opinion stated below, we have relied with respect to certain factual matters solely upon the representations, certifications and other information contained in the documents referred to above and upon certificates of public officials. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

         The opinion stated below is limited to the laws of the state of New
York and the federal laws of the United States of America, and we express no opinion in this letter as to the laws of any other jurisdiction. We express no opinion in this letter as to the application of the securities or "blue sky"
laws of any state, including New York, to the issuance and sale of the Shares.
This opinion letter is limited to the specific issues addressed herein; and no opinion may be inferred or implied beyond that expressly stated herein.

         Our opinion is based solely upon the law and the facts as they exist on the date hereof; and we disclaim any obligation to advise you of any subsequent change in law or facts or circumstances that might subsequently come to our attention.

         Based on the foregoing and subject to the limitations and
qualifications set forth in this letter, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Trust Agreement
(including the receipt by the Depository, on behalf of the Trustee, of the consideration required for the issuance of Shares), will be legally issued, fully paid and non-assessable.

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[FOLEY LOGO OMITTED]
Currency Group LLC
__________, 2005

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion letter may be relied upon by you only in connection with the issuance and sale of the Shares pursuant to the Registration Statement and may not be relied upon by you for any other purpose, nor may it be relied upon by any other person for any purpose, without our prior written consent in each instance.

                                                     Very truly yours,

                                                     FOLEY & LARDNER LLP

                                                     By: ____________________
                                                           Patrick Daugherty

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